Exhibit 99.1

Blackstone Reports Record Full Year Revenue, Assets Under Management, and Public Company Earnings

New York, January 31, 2013: Blackstone (NYSE: BX) today reported its full year and fourth quarter 2012 results.

Stephen A. Schwarzman, Chairman and Chief Executive Officer, said, “The fourth quarter of 2012 capped a year of record financial performance for Blackstone, with full-year revenues of over $4 billion and economic net income of $2 billion, our best results since becoming a public company over five-and-a-half years ago. We’ve generated consistently strong investment performance for our limited partner investors across market cycles since our inception 28 years ago, and 2012 was no exception, with all of our businesses beating their respective benchmarks. Our favorable performance continues to support the positive cycle of further growth, as our current investors reinvest with us and we also attract new investors around the world. For the full year we reported gross organic capital inflows of $34 billion, and returned $18 billion to our investors, resulting in record total assets under management of $210 billion, up 26% year over year.”

Blackstone issued a full detailed presentation of its full year and fourth quarter 2012 results which can be viewed at www.Blackstone.com.

Distribution

Blackstone has declared a quarterly distribution of $0.42 per common unit to record holders of common units at the close of business on February 11, 2013. This distribution will be paid on February 19, 2013.

For 2013, Blackstone intends to increase its base quarterly distribution to $0.12 per unit, up 20% from $0.10 per unit. Any excess net cash available for distribution to common unitholders will also be distributed each quarter as earned. The move to accelerate distributions, rather than rely on a final quarterly “true-up” distribution, is designed to better align distributions with current Distributable Earnings.

Quarterly Investor Call Details

Blackstone will host a conference call on January 31, 2013 at 11:00 a.m. ET to discuss full year and fourth quarter 2012 results. The conference call can be accessed via the internet on www.Blackstone.com or by dialing +1 (877) 391-6747 (U.S. domestic) or +1 (617) 597-9291 (international), pass code 149 943 55#. For those unable to listen to the live broadcast, a replay will be available following the call at www.Blackstone.com or by dialing +1 (888) 286-8010 (U.S. domestic) or +1 (617) 801-6888 (international), pass code 791 083 67#.

The Blackstone Group® L.P.
345 Park Avenue
New York, NY 10154
212 583-5000

About Blackstone

Blackstone (NYSE:BX) is one of the world’s leading investment and advisory firms. We seek to create positive economic impact and long-term value for our investors, the companies we invest in, the companies we advise and the broader global economy. We do this through the commitment of our extraordinary people and flexible capital. Our alternative asset management businesses include the management of private equity funds, real estate funds, hedge fund solutions, credit-oriented funds and closed-end funds. Blackstone also provides various financial advisory services, including financial and strategic advisory, restructuring and reorganization advisory and fund placement services. Further information is available at www.Blackstone.com. Follow Blackstone on Twitter @Blackstone.

Forward-Looking Statements

This release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 which reflect Blackstone’s current views with respect to, among other things, Blackstone’s operations and financial performance. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. Blackstone believes these factors include but are not limited to those described under the section entitled “Risk Factors” in its Annual Report on Form 10-K for the fiscal year ended December 31, 2011, as such factors may be updated from time to time in its periodic filings with the Securities and Exchange Commission, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in the filings. Blackstone undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

This release does not constitute an offer of any Blackstone Fund.

Investor and Media Relations Contacts

Joan Solotar	Weston Tucker	Peter Rose
Blackstone	Blackstone	Blackstone
Tel: +1 (212) 583-5068	Tel: +1 (212) 583-5231	Tel: +1 (212) 583-5871
solotar@blackstone.com	tucker@blackstone.com	rose@blackstone.com

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